Exhibit 99.1

REAL INDUSTRY REPORTS FISCAL 2016 SECOND quarter RESULTS

Company to host conference call on August 10, 2016, at 1:00 p.m. EDT

SHERMAN OAKS, Calif., August 9, 2016 -- Real Industry, Inc. (NASDAQ: RELY) (“Real Industry” or the “Company”) today reported financial results for its fiscal second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

-	Revenues increased to $320.9 million from $309.4 million sequentially from the fiscal 2016 first quarter
-	Net loss reduced by $8.6 million sequentially from the fiscal 2016 first quarter
-	Segment Adjusted EBITDA of $20.9 million, up from $18.3 million sequentially from the fiscal 2016 first quarter
-	Consolidated liquidity increased to $116.5 million at quarter end, of which $98.0 million relates to Real Alloy

Management Commentary

Craig Bouchard, Real Industry’s Chairman and CEO, stated, “We were pleased with the improved performance Real Alloy achieved in second quarter 2016. Adjusted EBITDA from the Real Alloy business was $20.9 million, which was in-line with expectations. SG&A expenses are beginning to show the positive impact of operating as a stand-alone business following the termination of the Transition Services Agreement with Aleris.

"While market demand remains resilient, we continue to monitor scrap spreads. Our focus is executing on continuous improvement across our 24 plant locations. The Real Alloy team has achieved lean and Six Sigma gains ahead of our original timeline, which helped drive EBITDA through the first half of 2016.”

Second Quarter 2016 Results

Real Industry reported revenues of $320.9 million, which was almost entirely driven by our Real Alloy business’ aggregate 294,000 metric tonnes invoiced in the second quarter of 2016. This compares to $368.6 million in revenues on an aggregate 304,000 metric tonnes invoiced in the second quarter of 2015. The year over year reduction in volume was primarily caused by lower toll business from customers that have elected to use more prime alloy in 2016 given low LME aluminum prices at the beginning of the year.  Compared to the 2016 first quarter, revenue was higher by $11.4 million and volumes increased 0.6%, which was in line with expectations.

Adjusted EBITDA at Real Alloy was $20.9 million in the second quarter of 2016, or $71 per tonne, compared to $22.9 million of Adjusted EBITDA in the second quarter of 2015, or $75 per tonne, and to $18.3 million of Adjusted EBITDA, or $63 per tonne, in the first quarter of 2016. Segment gross profit was $22.2 million, and segment adjusted gross margin was 7.0% during the second quarter 2016, compared to $21.2 million, and adjusted gross margin of 6.7% in the second quarter of 2015 (each as adjusted for purchase accounting amortization).

Operating costs in corporate and other were $3.6 million during the quarter, a $0.5 million decrease from the second quarter of 2015, as a result of decreased expenses related to compensation and consulting fees.

Real Industry reported net loss attributable to the Company of $1.5 million in the second quarter of 2016, an $8.6 million improvement over the first quarter loss of $10.1 million. Net loss available to common stockholders was $2.2 million, or $0.07 per share.

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Balance Sheet and Liquidity

As of June 30, 2016, Real Industry’s cash and cash equivalents were $40.2 million, total debt was $319.1 million, and stockholders’ equity was $132.2 million. The Company’s total liquidity was $116.5 million as of June 30, 2016, of which $98.0 million relates to Real Alloy.

Conference Call and Webcast Information

The Company will host a conference call at 1:00 p.m. EDT on Wednesday, August 10, 2016, during which management will discuss the results of operations for the second quarter ended June 30, 2016.

The dial-in numbers are:

(877) 407-9163 (Toll-free U.S. & Canada)

(412) 902-0043 (International)

Participants may also access the live call via webcast at http://realindustryinc.equisolvewebcast.com/q2-2016. The webcast will be archived and accessible for approximately 30 days.

A replay will be available shortly after the call on the investor relations section of the Company’s website, www.realindustryinc.com, and will remain available for 90 days.

About Real Industry, Inc.

Real Industry is a North America-based holding company seeking to take significant ownership stakes in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Real Industry has significant capital resources, and U.S. federal net operating loss tax carryforwards of more than $870 million. For more information about Real Industry, visit its corporate website at www.realindustryinc.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about: our financial results, including for the second quarter of 2016, as well as our expectations for future financial trends and performance of our business and our strategy in future periods including during fiscal 2016; our expectations with respect to SG&A expenses in future periods; our future acquisition activities; our belief that the current state of the marketplace provides our Company with the opportunity to acquire valuable assets at reasonable multiples that can benefit from our unique tax-advantaged growth platform; our expectation to report continued improvements in operating margins as we transition to a stand-alone entity without mitigating legacy costs; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; our ability to service, and the high leverage associated with, our indebtedness, and compliance with the terms of the indebtedness, including the restrictive covenants that constrain the operation of our business and the businesses of our subsidiaries; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to

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achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2016, and similar disclosures in subsequent reports filed with the SEC, which are available on our website at www.realindustryinc.com and on the SEC website at https://www.sec.gov.

Contact

Real Industry, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@realindustryinc.com

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REAL INDUSTRY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In millions)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$40.2	$35.7
Trade accounts receivable, net	93.7	77.2
Financing receivable	40.9	32.7
Inventories	89.3	101.2
Prepaid expenses, supplies, and other current assets	23.0	24.7
Current assets of discontinued operations	0.3	0.3
Total current assets	287.4	271.8
Property, plant and equipment, net	290.4	301.5
Intangible assets, net	13.8	15.1
Goodwill	104.5	104.3
Other noncurrent assets	8.0	8.2
TOTAL ASSETS	$704.1	$700.9
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$112.5	$100.9
Accrued liabilities	47.5	51.8
Long-term debt due within one year	2.4	2.3
Current liabilities of discontinued operations	0.1	0.1
Total current liabilities	162.5	155.1
Accrued pension benefits	38.8	38.0
Environmental liabilities	11.7	11.7
Long-term debt, net	316.7	312.1
Common stock warrant liability	6.1	6.9
Deferred income taxes	5.9	6.7
Other noncurrent liabilities	6.2	5.4
Noncurrent liabilities of discontinued operations	0.7	0.7
TOTAL LIABILITIES	548.6	536.6
Redeemable Preferred Stock	23.3	21.9
TOTAL STOCKHOLDERS’ EQUITY	132.2	142.4
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$704.1	$700.9

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REAL INDUSTRY, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2016	2015	2016	2015
Revenues	$320.9	$368.7	$630.3	$506.5
Cost of sales	298.6	347.4	591.4	480.3
Gross profit	22.3	21.3	38.9	26.2
Selling, general and administrative expenses	14.6	15.7	30.0	23.3
Losses (gains) on derivative financial instruments, net	(1.5)	2.1	(0.3)	2.0
Amortization of intangibles	0.7	0.3	1.3	0.4
Other operating expense, net	0.4	0.4	1.9	0.9
Operating profit (loss)	8.1	2.8	6.0	(0.4)
Nonoperating expense (income):
Interest expense, net	9.1	9.3	18.3	17.4
Change in fair value of common stock warrant liability	(1.3)	6.3	(0.7)	5.6
Acquisition-related costs and expenses	—	0.4	—	14.8
Foreign exchange losses (gains) on intercompany loans	1.6	—	(1.0)	—
Other, net	(0.2)	0.3	(0.2)	0.5
Total nonoperating expense	9.2	16.3	16.4	38.3
Loss from continuing operations before income taxes	(1.1)	(13.5)	(10.4)	(38.7)
Income tax expense (benefit)	0.2	0.2	0.9	(7.2)
Loss from continuing operations	(1.3)	(13.7)	(11.3)	(31.5)
Earnings from discontinued operations, net of income taxes	0.1	2.9	0.1	27.2
Net loss	(1.2)	(10.8)	(11.2)	(4.3)
Earnings from continuing operations attributable to noncontrolling interest	0.3	0.1	0.4	0.2
Net loss attributable to Real Industry, Inc.	$(1.5)	$(10.9)	$(11.6)	$(4.5)
LOSS PER SHARE
Net loss attributable to Real Industry, Inc.	$(1.5)	$(10.9)	$(11.6)	$(4.5)
Dividends on Redeemable Preferred Stock, in-kind	(0.5)	(0.5)	(0.9)	(0.6)
Accretion of fair value adjustment to Redeemable Preferred Stock	(0.2)	(0.2)	(0.5)	(0.3)
Net loss available to common stockholders	$(2.2)	$(11.6)	$(13.0)	$(5.4)
Basic and diluted earnings (loss) per share:
Continuing operations	$(0.08)	$(0.53)	$(0.43)	$(1.32)
Discontinued operations	0.01	0.11	—	1.10
Basic and diluted loss per share	$(0.07)	$(0.42)	$(0.43)	$(0.22)

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REAL INDUSTRY, INC.

UNAUDITED SEGMENT INFORMATION

(Dollars in millions, except per tonne information,	Three Months Ended June 30, 2016
tonnes in thousands)	RANA	RAEU	Total
Tolling metric tonnes invoiced	98.3	52.7	151.0
Buy/sell metric tonnes invoiced	101.1	41.9	143.0
Total metric tonnes invoiced	199.4	94.6	294.0
Revenues	$212.4	$108.4	$320.8
Cost of sales	197.3	101.3	298.6
Gross profit	$15.1	$7.1	$22.2

Selling, general and administrative expenses, excluding depreciation	$7.1	$3.8	$10.9
Operating profit	$8.1	$3.5	$11.6
Adjusted EBITDA	$14.3	$6.6	$20.9
Adjusted EBITDA per metric tonne invoiced	$72	$70	$71

(Dollars in millions, except per tonne information,	Three Months Ended June 30, 2015
tonnes in thousands)	RANA	RAEU	Total
Tolling metric tonnes invoiced	111.5	49.8	161.3
Buy/sell metric tonnes invoiced	93.2	49.5	142.7
Total metric tonnes invoiced	204.7	99.3	304.0
Revenues	$231.0	$137.6	$368.6
Cost of sales	215.9	131.5	347.4
Gross profit	$15.1	$6.1	$21.2

Selling, general and administrative expenses, excluding depreciation	$7.1	$4.3	$11.4
Operating profit (loss)	$7.4	$(0.6)	$6.8
Adjusted EBITDA	$15.9	$7.0	$22.9
Adjusted EBITDA per metric tonne invoiced	$78	$70	$75

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REAL INDUSTRY, INC.

UNAUDITED SEGMENT INFORMATION

(Dollars in millions, except per tonne information,	Six Months Ended June 30, 2016
tonnes in thousands)	RANA	RAEU	Total
Tolling metric tonnes invoiced	199.8	104.7	304.5
Buy/sell metric tonnes invoiced	195.9	85.8	281.7
Total metric tonnes invoiced	395.7	190.5	586.2
Revenues	$413.2	$217.0	$630.2
Cost of sales	383.3	208.1	591.4
Gross profit	$29.9	$8.9	$38.8

Selling, general and administrative expenses, excluding depreciation	$14.9	$7.7	$22.6
Operating profit (loss)	$13.8	$(1.0)	$12.8
Adjusted EBITDA	$27.5	$11.7	$39.2
Adjusted EBITDA per metric tonne invoiced	$69	$61	$67

(Dollars in millions, except per tonne information,	Six Months Ended June 30, 2015
tonnes in thousands)	RANA	RAEU	Total
Tolling metric tonnes invoiced	153.6	70.8	224.4
Buy/sell metric tonnes invoiced	124.6	66.8	191.4
Total metric tonnes invoiced	278.2	137.6	415.8
Revenues	$316.5	$189.9	$506.4
Cost of sales	298.6	181.8	480.4
Gross profit	$17.9	$8.1	$26.0

Selling, general and administrative expenses, excluding depreciation	$10.0	$5.7	$15.7
Operating profit (loss)	$7.2	$(0.1)	$7.1
Adjusted EBITDA	$20.9	$9.5	$30.4
Adjusted EBITDA per metric tonne invoiced	$75	$70	$73

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NON-GAAP FINANCIAL MEASURES

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. We report our financial results in accordance with GAAP; however, our management believes that certain non-GAAP performance measures, which we use in managing our businesses, may provide investors with additional meaningful comparisons between current results and results in prior periods. Adjusted EBITDA (defined below) is an example of a non-GAAP financial measure that we believe provides investors and other users of our financial information with useful information.

Management uses Adjusted EBITDA as a performance metric for its segments and believes this measure provides additional information commonly used by holders of our common stock, as well as the holders of the Real Alloy Senior Secured Notes and parties to the Asset-Based Facility with respect to the ongoing performance of our underlying business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs. In addition, Adjusted EBITDA is a component of certain covenants under the Indenture governing the Senior Secured Notes.

Our Adjusted EBITDA calculations represent net earnings before interest, taxes, depreciation and amortization, unrealized gains and losses on derivative financial instruments, share-based compensation expense, charges and expenses related to acquisitions, and certain other gains and losses.

Adjusted EBITDA as we use it may not be comparable to similarly titled measures used by other companies. We calculate Adjusted EBITDA by eliminating the impact of a number of items we do not consider indicative of our ongoing operating performance and certain other items. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. However, Adjusted EBITDA is not a financial measurement calculated and presented in accordance with GAAP, and when analyzing our operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for operating profit or any other performance measure derived in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for, or superior to, our measures of financial performance prepared in accordance with GAAP. These limitations include:

•	does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	does not reflect changes in, or cash requirements for, working capital needs;
•	does not reflect interest expense or cash requirements necessary to service interest and/or principal payments under the Real Alloy Senior Secured Notes or Asset-Based Facility;
•	does not reflect certain tax payments that may represent a reduction in cash available to us;
•

Although depreciation and amortization are noncash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and

•

Other companies, including companies in our industry, may calculate these measures differently and the degree of their usefulness as a comparative measure correspondingly decreases as the number of differences in computations increases.

In addition, in evaluating Adjusted EBITDA it should be noted that in the future we may incur expenses similar to the adjustments in the below presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The table below provides a reconciliation of Adjusted EBITDA of our segments to the most directly comparable financial measure presented in accordance with GAAP (unaudited). Our reconciliation of Adjusted EBITDA to net loss for the three and six months ended June 30, 2016 and 2015, follows:

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	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2016	2015	2016	2015
Adjusted EBITDA	$20.9	$22.9	$39.2	$30.4
Unrealized gains (losses) on derivative financial instruments	1.9	(1.3)	1.5	(1.3)
Segment depreciation and amortization	(10.6)	(10.2)	(25.3)	(13.9)
Amortization of inventories and supplies purchase accounting adjustments	(0.3)	(3.5)	(0.9)	(7.2)
Corporate and Other:
Operating loss—excludes share-based compensation expense	(3.1)	(3.8)	(5.9)	(6.7)
Share-based compensation expense	(0.5)	(0.3)	(1.0)	(0.6)
Other	(0.2)	(1.0)	(1.6)	(1.1)
Operating profit (loss)	8.1	2.8	6.0	(0.4)
Nonoperating expenses	(9.2)	(16.3)	(16.4)	(38.3)
Income tax benefit (expense)	(0.2)	(0.2)	(0.9)	7.2
Earnings from discontinued operations, net of income taxes	0.1	2.9	0.1	27.2
Net loss	$(1.2)	$(10.8)	$(11.2)	$(4.3)